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SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This Sixth Amendment to Loan and Security Agreement is entered into as of October 31, 2001 (the "Amendment"), by and between COMERICA BANK-CALIFORNIA ("Bank") and MSC.Software Corporation ("Borrower").

RECITALS

    Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 11, 1999, as amended from time to time, including but not limited to by that certain Amendment to Loan and Security Agreement dated as of October 28, 1999, that certain Second Amendment to Loan and Security Agreement dated as of October 29, 1999, that certain Third Amendment to Loan and Security Agreement dated as of May 11, 2001, that certain Fourth Amendment to Loan and Security Agreement dated as of July 19, 2001, and that certain Fifth Amendment to Loan and Security Agreement dated as of August 20, 2001 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

    NOW, THEREFORE, the parties agree as follows:

    1.  Section 1.1 of the Agreement hereby is amended by adding or amending the following defined terms:

    "Effective Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries, minus intangible assets, plus Subordinated Debt, plus one (1) time extraordinary charges related to acquisitions, on a consolidated basis, determined in accordance with GAAP.

    "Revolving Maturity Date" means October 30, 2002.

    "Subordinated Debt" means any debt incurred by a Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank.

    2.  Section 2.1.1(a) of the Agreement hereby is amended in its entirety to read as follows:

  "(a) Subject to and upon the terms and conditions of this Agreement, Borrower may request, and Bank agrees to make, Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable."

    3.  Section 6.10 of the Agreement hereby is amended in its entirety to read as follows:

  "6.10 Fixed Charge Coverage Ratio. Borrower shall maintain, on a rolling four (4) quarter basis, a Fixed Charge Coverage Ratio of 1.00 to 1.00 from the Closing Date through March 31, 2002. As used herein, "Fixed Charge Coverage Ratio" means the ratio of (x) earnings before interest, taxes, depreciation and amortization on a rolling four quarters basis to (y) the amount of scheduled principal payments on the current portion of long term debt (including scheduled principal payments made on Subordinated Debt) plus interest, taxes, software capitalized and capital expenditures (net of financing) during such rolling four quarters."

    4.  Section 6.12 of the Agreement hereby is amended in its entirety to read as follows:

  "Section 6.12 Profitability. Borrower shall not lose money in more than one (1) fiscal quarter, and shall be profitable (determined in accordance with GAAP), before and after taxes, on an annual basis.

    5.  Section 6.13 of the Agreement hereby is amended in its entirety to read as follows:

  "Section 6.13 Intentionally Omitted."

    6.  Section 6.14 of the Agreement hereby is amended in its entirety to read as follows:

  "6.14 Effective Tangible Net Worth. Borrower shall maintain an Effective Tangible Net Worth of not less than Seventy Five Million Dollars ($75,000,000), plus the sum of (x) seventy-five percent (75%) of net income (determined in accordance with GAAP) generated, and (y) one hundred percent (100%) of the gross proceeds received by Borrower from the sale or issuance of Borrower's (and/or Subsidiary's) debt or equity securities, after October 30, 2001."

    7.  Exhibit A to the Agreement shall be replaced with Exhibit A attached hereto.

    8.  Exhibit D to the Agreement shall be replaced with Exhibit D attached hereto.

    9.  Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

    10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that except as expressly waived hereby, no Event of Default has occurred and is continuing.

    11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

    12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

      (a) this Amendment, duly executed by Borrower;

      (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

      (c) a UCC Amendment;

      (d) a Landlord's Waiver;

      (e) An amount equal to all Bank Expenses incurred to date; and

      (f)  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MSC.SOFTWARE CORPORATION		COMERICA BANK-CALIFORNIA
By:	/s/ LOUIS A. GRECO	By:	/s/ SCOTT LANE
Name:	Louis A. Greco	Name:	Scott Lane
Title:	Chief Financial Officer	Title:	Vice President

CORPORATE RESOLUTIONS TO BORROW

Borrower:  MSC.SOFTWARE CORPORATION

    I, the undersigned Secretary or Assistant Secretary of MSC.SOFTWARE CORPORATION (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of Delaware.

    I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

    I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

    BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES
Frank Perna, Jr.	President
Louis A. Greco	Chief Financial Officer/Secretary

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

    Borrow Money.  To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Sixth Amendment to Loan and Security Agreement dated as of October 31, 2001 (the "Amendment").

    Execute Amendments.  To execute and deliver to Bank the Amendment, and also to execute and deliver to Bank one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

    Grant Security.  To grant a security interest to Bank in the Collateral described in the Amendment, which security interest shall secure all of the Corporation's Obligations, as described in the Amendment.

    Negotiate Items.  To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

    Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these resolutions.

    BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Bank may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

    I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

    IN WITNESS WHEREOF, I have hereunto set my hand on November 13, 2001 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:
X
/s/ LOUIS A. GRECO Louis A. Greco, Secretary

DEBTOR:	MSC.SOFTWARE CORPORATION
SECURED PARTY:	COMERICA BANK—CALIFORNIA

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

    All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

      (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

      (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

      (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

      (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

      (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK-CALIFORNIA
FROM:	MSC.Software Corporation

    The undersigned authorized officer, on behalf of MSC.Software Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending            with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof; provided, however that those representations and warranties expressly referring to another date shall be true and correct as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Monthly income statements	Monthly within 30 days		Yes	No
Quarterly balance sheet, income statement and statement of cash flows	Quarterly within 45 days		Yes	No
Annual (CPA Audited)	FYE within 90 days		Yes	No
10K and 10Q	Within 5 days		Yes	No
Domestic balance sheet, A/R & A/P Agings	Monthly within 15 days (when applicable)		Yes	No
A/R Audit	Initial and Annual		Yes	No
Financial Covenant	Required	Actual	Complies
Maintain on a Quarterly Basis:
Minimum Quick Ratio	1.50:1.00	:1.00	Yes	No
Maximum Debt:ETNW	2.50:1.00		Yes	No
Minimum Profitability	$1.00(1)	$	Yes	No
Minimum Fixed Charge Coverage (measured on a rolling 4-quarter basis)	1.00:1.00	:1.00	Yes	No
Minimum Effective TNW	$75,000,000(2)	$	Yes	No

(1)
Profitable Annually; no more than 1 quarter of losses.
(2)
To be increased by (i) 75% of net income and (ii) 100% of equity proceeds, received after 10/30/01.

BANK USE ONLY
Comments Regarding Exceptions: See Attached
Received by:
Sincerely,		AUTHORIZED SIGNER
Date:
Signature
Chief Financial Officer	Verified:
Title		AUTHORIZED SIGNER
10-31-01	Date:
Date	Compliance Status: Yes No

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EXHIBIT A COLLATERAL DESCRIPTION ATTACHMENT
EXHIBIT D COMPLIANCE CERTIFICATE